SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549-1004

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  December 31, 2005

Ciphergen Biosystems, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-31617	33-059-5156
(State or other jurisdiction of	[Commission File Number]	(I.R.S. Employer
Incorporation or organization)		Identification Number)

6611 Dumbarton Circle
Fremont, CA 94555
(Address of principal executive offices)

(510) 505-2100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As reported on the Form 8-K dated December 28, 2005, the board of directors (the “Board”) of Ciphergen Biosystems, Inc. (the “Company”) announced the appointment Gail S. Page, age 50, as President and Chief Executive Officer of the Company.  Effective December 31, 2005, the Company entered into a new employment agreement (the “Employment Agreement”) with Ms. Page whereby Ms. Page’s annual base compensation will be increased to $350,000, and she will be eligible for a discretionary bonus of up to 50% of her annual base salary, based on meeting objectives to be established by the Board.  Additionally, Ms. Page is entitled to an option to purchase 400,000 shares of the Company’s common stock, which vests monthly over 48 months.  The Employment Agreement further provides that Ms. Page will remain an at-will employee of the Company as well as receive certain benefits if she resigns for good reason or is terminated by the Company other than for cause.  Upon such qualifying resignation or termination, Ms. Page will become entitled to receive continuing severance payments at a rate equal to her base salary for a period of twelve months, immediate 24 month accelerated vesting of her stock options, and continued Company paid health and dental benefits until the earlier of twelve months following the date of termination or resignation or the date Ms. Page obtains employment with comparable benefits.  Furthermore, if Ms. Page is terminated for reasons other than for cause within 12 months of a change of control then, in addition to the severance payments described above, Ms. Page will receive immediate accelerated vesting of all of her outstanding stock options.

Additionally, effective December 31, 2005, the Company entered into a retirement agreement (the “Retirement Agreement”) with the Company’s former Chief Executive Officer, William E. Rich.  The Retirement Agreement provides that Dr. Rich will receive compensation of $30,000 per month, remain eligible to receive a bonus for fiscal year 2005, receive 24 months of accelerated vesting of stock options, and receive continued Company paid health and dental benefits until twelve months following the retirement date.  In partial consideration for these benefits, Dr. Rich will continue to provide consulting services to the Company for one year following his retirement, agree not to compete with the Company or solicit the services of the Company’s employees, and execute a general release of claims in favor of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIPHERGEN BIOSYSTEMS, INC.
(Registrant)

Date: January 6, 2005	By:	/S/ MATTHEW J. HOGAN
Matthew J. Hogan,
Senior Vice President and Chief Financial Officer